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                                  Exhibit 15.1


November 20, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20849


           Re:  AirTouch Communications, Inc.
           Amendment No. 1 to the Registration Statement on Form S-3


Ladies and Gentlemen:

We are aware that our reports dated May 11, 1995 and August 10, 1995 on our review of interim financial information of AirTouch Communications, Inc. for the periods ended March 31, 1995 and June 30, 1995, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Amendment No. 1 to the registration statement. Pursuant to Rule 438(e) under the Securities Act of 1933, these reports should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                Very truly yours,


                                                /s/ Coopers & Lybrand L.L.P.